CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 15, 2013, relating to the financial statements and financial highlights which appear in the December 31, 2012 Annual Reports to Shareholders of Schwab Money Market Fund, Schwab Retirement Advantage Money Fund, Schwab Investor Money Fund, Schwab Government Money Fund, Schwab U.S. Treasury Money Fund, Schwab Municipal Money Fund, Schwab California Municipal Money Fund, Schwab New York AMT Tax-Free Money Fund, Schwab AMT Tax-Free Money Fund, Schwab California AMT Tax-Free Money Fund, Schwab Massachusetts AMT Tax-Free Money Fund, Schwab Pennsylvania Municipal Money Fund, Schwab New Jersey AMT Tax-Free Money Fund, Schwab Cash Reserves, Schwab Advisor Cash Reserves, Schwab Value Advantage Money Fund and Schwab Treasury Obligations Money Fund (each a series of Schwab Family of Funds), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
April 26, 2013